STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement is made and entered into this 30th day of June, 2001, (the "Effective Date"), by and between New Cannon, Inc., a company duly organized and existing under the laws of United States (the "Seller") and Unimet Group Limited, a private company No. 2953873 duly organized and existing under the laws of England (the " Buyer "). The Seller and the Buyer are hereinafter collectively referred to as "Parties" and individually as a "Party".

WHEREAS, the Seller has issued Ten Million Eighteen Thousand (10,018,000) shares of its common stock and has authorized for issuance Eighty Nine Million Nine Hundred Eighty Two Thousand (89,982,000) shares of common stock and Ten Million (10,000,000) shares of preferred stock;

WHEREAS, the Buyer desires to purchase certain shares and the Seller desires to sell the shares upon the terms and subject to the conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, and in order to consummate the purchase and the sale of shares, it is hereby agreed as follows:

     1. Purchase and Sale. Subject to the terms and conditions set forth herein, at closing the Seller shall sell, convey, transfer, and deliver to the Buyer Four Million Five Hundred Thousand (4,500,000) shares of Seller's common stock having par value of US$ 0.001 (the "Shares"), and the Buyer shall purchase from the Seller the Shares in consideration of the Purchase Price set forth in
Section 2 of this Agreement.

     2. Purchase Price.

     2.1 Consideration. As total consideration for the purchase and sale of the Shares, the Buyer shall pay to the Seller the amount of One Million Two Hundred Thousand Fifty US Dollars (US $1,250,000), such total consideration to be referred to in this Agreement as the "Purchase Price".

     2.2 Payment Terms. The Purchase Price shall be paid as follows:

     (a) The sum of Seven Hundred Fifty Thousan US Dollars (US $750,000) shall be paid to the Seller in cash by wire transfer to the Seller's bank account in accordance with the following schedule, unless the Parties agree otherwise in writing:

     (i) The sum of Two Hundred Fifty Thousand US Dollars (US $250,000) shall be paid to the Seller on or before July 16, 2001;

     (ii) The sum of One Hundred Thousand US Dollars (US $100,000) shall be paid to the Seller on or before August 10, 2001;

     (iii) The sum of One Hundred Thousand US Dollars (US $100,000) shall be paid to the Seller on or before September 10, 2001;

     (iv) The sum of One Hundred Thousand US Dollars (US $100,000) shall be paid to the Seller on or before October 10, 2001;

     (v) The sum of One Hundred Thousand US Dollars (US $100,000) shall be paid to the Seller on or before November 10, 2001;

     (vi) The sum of One Hundred Thousand US Dollars (US $100,000) shall be paid to the Seller on or before December 10, 2001;

     (b) The sum of Five Hundred Thousand US Dollars (US $500,000) shall be paid to the Seller on or before January 10, 2002 either (i) in cash by wire transfer to the Seller's bank account or, (ii) by transfer to the Seller of the assets of "FilmStudio.RU" owned by the Buyer, a list of such assets to be agreed upon by the Buyer and the Seller.

     (c) All cash payment due to the Seller shall be made to the following Seller's account:

BANK OF AMERICA
RENO, NEVADA
Account Number 0049 6178 2434
ABA # 122 400 724


     3. Transfer of Title to Shares. The Shares shall be issued and registered in the name of the Buyer and the title to the Shares, together with full voting rights, shall be transferred to the Buyer no later than July 31, 2001, provided, however, that pending the full payment of the Purchase Price the certificate to the Shares shall be held in escrow by the Seller's Transfer Agent: Nevada Agency and Trust Company of 50 West Liberty Street, Suite 880, Reno, NV 89501. The Seller shall instruct the Transfer Agent to release to the Buyer such number of Shares that corresponds to the portion of the Purchase Price fully paid by the Buyer. Failure by the Seller to transfer the Shares as provided in this Section 3 shall constitute a material breach of this Agreement and the Buyer shall have the right to terminate this Agreement and to claim damages as provided herein.

     4. Conditions Subsequent. After the closing, the Seller agrees to take the following actions:

     4.1 Corporate authorizations. The Seller shall take all the necessary corporate actions to approve the issue of the Shares by the Seller. The Seller shall provide the Buyer with a certified copy of such Seller's Board of Directors minutes no later than July 31, 2001.

     4.2 Changes to the Articles of Incorporation. No later than July 20, 2001, the Buyer shall propose changes to the Articles of Incorporation of the Seller that the Buyer deems necessary to ensure its participation in the management of the Sellers, including representation on the Board of Directors of the Seller. If the Parties fail to agree on the terms of the changes to the Articles of Incorporation by July 31, 2001, the Buyer shall have the right to terminate this Agreement and the Seller shall return to the Buyer, within 2 working days, all moneys and other consideration received by the Seller. The Article of Incorporation shall provide that all matters related to the issue of new stock by the Seller shall be resolved by 2/3 majority vote of the Board of Directors.

     4.3 New Board of Directors. The Seller and the Buye agree that the new Board of Directors shall consist of 5 members: Mehanem Golan, Evgeny Afineevsky, Ilia Kokarev, Alexander Walker, and Victor Freilich. The Seller shall adopt a corresponding resolution and shall deliver a copy of it to the Buyer no later than July 31, 2001. All decisions of the Board shall require a 2/3 majority of the members present at the meeting.

     4.4 Audit. No later than July 31, 2001 the Seller shall provide to the Buyer the audit of the Seller's assets which audit shall confirm the Company's capitalization of approximately US$ 5,000,000, together with the assets to be received by the Seller under this Agreement.

     5. Purchase Option. The Seller and the Buyer agree that the Seller shall provide Mr. Victor Freilich and Mr. Vadim Lipkind with a five-year option to purchase additional Seven Hundred Sixty Four Thousand One Hundred and Five (764,105) shares of the Seller's common stock at a price no exceeding Five Hundred Thousand US Dollars (US$ 500,000).

     6. Negative Covenants of the Seller. Except as may be expressly required by this Agreement or as may be expressly permitted upon the prior written consent of the Buyer, the Seller shall not undertake or cause any of the following actions to occur or conditions to arise, and the Seller shall take all steps which may be necessary or appropriate to prevent such actions from occurring or conditions from arising, from the date hereof until the expiration date hereof:

     6.1 The sale, transfer, lease, or assignment of, or grant of a mortgage, charge, pledge, lien or other encumbrance securing any obligation of any legal or natural person (the "Lien") with respect to, any material asset of the Seller, or any right, title or interest therein, directly or indirectly;

     6.2 Undertaking, approving, or taking any steps to pursue any of the following:

     (a) the payment of any extraordinary compensation or bonuses to any director, officer, employee, agent, advisor or representative of the Seller;

     (b) entry into any transaction with the Seller's stockholders or their affiliates, directly or indirectly, except in the ordinary course of the Seller's business (provided, that the aggregate amount of all such transactions may not exceed Twenty Five Thousand United States Dollars (US$25,000));

     (c) the Seller's incurrence of total additional indebtedness, in any form, in excess of Twenty Five Thousand United States Dollars (US$25,000).

     6.3 Participation or agreement to participate by th Seller, or any of its officers, directors, employees, agents or representatives, in any discussions or negotiations with any third party relating to any of the matters described above.

     7. Representations and Warranties of Seller. The Seller represents and warrants that as of the Execution Date :

     7.1 The corporate documents of the Seller have been adopted by all necessary corporate action on the part of the Seller and its stockholders, are properly registered with the state authorities and are in full force and effect.

     7.2 One Hundred Million (100,000,000) shares of common stock and Ten Million (10,000,000) shares of preferred stock of the Seller have been authorized for issuance, of which Ten Million Eighteen Thousand (10,018,000) shares have been issued and are currently outstanding.

     7.3 Except as provided in Section 8.2, the Seller has not issued or authorized for issuance any common or preferred stock. The Seller has not issued or authorized for issuance any class of equity security other than the common and preferred stock, or any class of security convertible into an exchangeable for the common stock or any other class of equity security.

     7.4 The Seller is not a party to or otherwise subject to any agreement relating to the issuance, sale, pledge, hypothecation or other transfer of the Seller's equity securities.

     7.5 Except for overdue indebtedness previously disclosed to the Buyer in writing, neither the Seller nor any of its subsidiaries is in violation of any term of any agreement or instrument to which it is a party or by which it is bound (including without limitation any financial indebtedness or any instrument or agreement relating thereto), or of any applicable legislation or regulations (including without limitation any legislation or regulations relating to environmental protection or pollution control, and occupational health and safety standards and controls), the consequence of which could, individually or in the aggregate, have a material adverse effect on the business, operations, affairs, condition, properties or prospects of the Seller.

     7.6 The Seller has filed all necessary tax returns and reports, and (i) all required taxes and payments to mandatory funds have been made; (ii) there is no tax debt nor debt on custom duties, taxes or payments to mandatory funds, and no penalties or fines in respect thereof; and (iii) there are no disputes existing or threatened with tax authorities regarding taxes.

     7.7 Except as previously disclosed to the Buyer in writing, there is no action, proceeding or investigation pending or, to the best knowledge of the Seller upon due inquiry, threatened (or any basis therefor known to the Seller) which questions the validity of the licenses, or the validity of the transactions contemplated hereby, or which might result, individually or in the aggregate, in any adverse change in the business, operations, affairs, condition, properties or prospects of the Seller, or in any material liability on the part of the Seller or any subsidiary.

     8. Representations and Warranties of Each Party. Each Party hereby represents and warrants to the other Party, on the Execution Date as follows:

     8.1 The Party is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.

     8.2 The Party has the requisite power and authority to sign, deliver and perform its obligations under this Agreement. The signing and delivery by the Party of this Agreement, and the performance by the Party of its obligations thereunder, have been duly authorized by all necessary corporate or other action on the part of itself and its stockholders or members, as the case may be.

     8.3 This Agreement has been duly signed and delivered by the Party and, subject to the due signing and delivery hereof by the other Party, this Agreement is a valid and binding obligation of the Party, enforceable against the Party in accordance with its terms.

     8.4 The signing and delivery by the Party of this Agreement does not, and the consummation by the Party of the transactions contemplated hereby and compliance with the provisions hereof will not, (i) conflict with any of the provisions of the organizational documents of the Party, (ii) conflict with, result in a breach of or default (with or without notice or lapse of time, or both) under, give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under, require the consent of any legal or natural person under, or result in the creation of any liens, mortgages, charges, pledges or other encumbrance securing any obligation of any person on any property or asset of the Party under, any indenture or other agreement, permit, franchise, license or other document or undertaking to which the Party is a party or by which the Party or any of its properties or assets is bound or affected, or (iii) contravene any laws or regulations, injunction, determination or award applicable to the Party or any of its properties or assets, which, individually or in the aggregate, would have a material adverse effect on the validity or enforceability of, or the ability of the Party to perform its obligations under, this Agreement.

     8.5 All necessary consents, approvals or authorization of, or declaration or filing with, or notice to, any state authority of any level which is required to be obtained or made by or with respect to the Party, in connection with the signing and delivery of this Agreement by the Party or the consummation by the Party of the transactions contemplated hereby have been properly obtained or made.

9. General Provisions

     9.1 Entire Agreement. This Agreement (including the exhibits hereto and any written amendments hereof executed by the parties) constitutes the entire Agreement and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.

     9.2 Term. This Agreement shall become effective as of the Effective Date and, unless sooner terminated as provided herein, shall terminate upon full payment of the Purchase Price.

     9.3 Amendment. This Agreement may only be amended b the written consent of all of the Parties hereto at the time of such amendment.

     9.4 Further Assurances. Each Party agrees to perfor any further acts and to execute and deliver any further documents, which may be reasonably necessary to carry out the provisions of this Agreement.

     9.5 Severability. In the event that any of the provisions, or portions thereof, or this Agreement are held to be unenforceable or invalid by any court of competent jurisdiction, the validity and enforceability of the remaining provisions, or portions thereof, shall not be affected thereby.

     9.6 Construction. As used herein, the singular number shall include the plural, and the plural number shall include the singular, and the masculine, feminine or neuter gender shall include the others whenever the context so indicates.

     9.7 Assignment. Neither Party can assign or transfe its rights and obligations under this Agreement without prior written consent of the other Party, which consent cannot be unreasonably withheld.

     9.8 Inurement. Subject to the restrictions against transfer or assignment as herein contained, the provisions of this Agreement shall inure to the benefit of and shall be binding upon the assigns, successors-in-interest, personal representatives, estates, heirs and legatees of each of the Parties.

     9.9 Sections and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

     9.10 Notices. All notices required to be given hereunder shall be given by personally delivering such notice or by mailing it, via certified mail, to the other Party at the following addresses:

If to the Seller:
-----------------
304 North Edinburgh Ave.
Los Angeles, CA 90048
USA

If to the Buyer:
---------------
Unimet Group Limited
28 Grovenor Str
London, W1X 9FE
UK

The above addresses may only be changed by giving written notice of such change of address, via certified mail, to the other Party.

     9.11 Governing Law. This agreement, and all transactions contemplated hereby, shall be governed by, construed and enforced in accordance with the laws of State of Nevada, USA.

     9.12 Litigation Costs. If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing Party or Parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceedings, in addition to any other relief to which it or they may be entitled.

     9.13 Arbitration. Any controversy arising out of thi Agreement or its breach shall be settled by Nevada courts.

     9.14 Adequate Consideration. The Parties each acknowledge that they have received adequate consideration for agreeing to enter into this Agreement.

IN WITNESS of their agreement each Party has caused its duly authorized representative to sign this instrument on the date first above written.

New Cannon, Inc. Unimet Group Limited

/s/Evgeny Afineevsky /s/Sergei Tupitsin
   ------------------------------------
   Evgeny Afineevsky Sergei Tupitsin
   President & CEO Director